                                                                    EXHIBIT 10.5


                               LANDAIR CORPORATION

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                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

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SECTION 1.  Purpose.

         The purposes of the Non-Employee Director Stock Option Plan (the "Plan") are to attract and retain well-qualified persons for service as directors of Landair Corporation (the "Company"), to provide directors with an opportunity to increase their ownership interest in the Company, and thereby increase their personal interest in the Company's continued success, through the grant of options (the "Options") to purchase shares of the $.01 par value per share common stock of the Company (the "Common Stock").

SECTION 2.  Administration.

         Responsibility and authority to administer and interpret the provisions of the Plan shall be conferred upon the Company's Compensation Committee (the "Committee"). The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. All actions taken and all interpretation and determinations made by the Committee in good faith shall be final and binding upon all recipients who have received awards, the Company and other interested persons. Notwithstanding the foregoing, the Committee shall have no discretion with respect to the amount, price and timing of the awards. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 3.  Eligibility.

         All directors of the Company who are neither full-time employees of the Company nor officers of the Company shall be participants in the Plan.

SECTION 4.  Options.

         Each eligible participant serving as a director on the effective date of the Plan shall automatically be granted, on such effective date, Options to purchase ten thousand (10,000) shares of Common Stock. Each individual who serves as a director of the Company and is an eligible participant shall automatically be granted options to purchase five thousand (5,000) shares of Common Stock on the first business day after each Annual Meeting of Shareholders of the Company occurring after the effective date of the Plan. Each Option granted hereunder shall be evidenced by an Option Agreement acceptable to the

Company. The Options shall be registered pursuant to a Registration Statement on Form S-8 to be filed in compliance with the Securities Act of 1933, as amended (the "Securities Act").

SECTION 5.  Terms and Conditions.

         (a) Options to purchase up to one hundred thousand (100,000) shares of Common Stock may be granted hereunder. In the event that any Option granted hereunder expires unexercised or is canceled, surrendered, or terminated without being exercised, in whole or in part, for any reason, then the number of shares of Common Stock theretofore subject to such Option which expired or were canceled, surrendered or terminated without being exercised shall be added to the remaining number of shares of Common Stock for which Options may be granted hereunder. The Committee shall appropriately adjust the number of shares for which Options may be granted pursuant to the Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization of the Company.

         (b) The Options shall be exercisable only by the participant during his or her lifetime and may not be transferred other than by will or the laws of descent and distribution.

         (c) The exercise price per share for each Option granted under the Plan shall be 100% of the Fair Market Value (as defined below) of a share of Common Stock as of the date of grant. "Fair Market Value" as of a given date for purposes of the Plan and any Option Agreement means (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

         (d) The initial Options to purchase ten thousand (10,000) shares of Common Stock granted to directors on the effective date of the Plan shall become exercisable in two (2) equal installments on the first and second anniversaries of their respective dates of grant. Subsequent annual grants of Options shall become exercisable in two (2) equal installments, the first installment becoming exercisable twelve (12) months after the respective date of grant. The second installment of each annual grant shall become exercisable twentyfour (24) months after the respective date of grant. Once an Option has become exercisable, it shall remain exercisable, to the extent not exercised, until its expiration date.

         (e) If a participant's service with the Company terminates due to the participant's death or disability, all Options theretofore granted to the participant will become fully vested and exercisable and may be exercised by the participant, by the legal representative of the participant's estate, or by the legatee under the participant's will at any time until the expiration of the Option (as set forth below). If a participant's service with the Company terminates for any other reason, all Options granted to such participant which are not then exercisable shall be canceled, and the remaining Options shall continue to be exercisable for ninety (90) days thereafter (subject to expiration as provided below).

         (f) Payment of the exercise price shall be in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or both, as elected by the participant. Shares of Common Stock issued pursuant to the exercise of an Option under the Plan shall be from authorized but unissued shares. To the extent the shares purchased through the exercise of an Option granted hereunder are not registered under the Securities Act, they may not be sold, assigned, transferred or otherwise disposed of in the absence of an effective registration statement covering the shares, or an available exemption under the Act.

         (g) Notwithstanding any other provision herein to the contrary, all Options granted hereunder shall expire on the tenth anniversary of their respective date of grant.

SECTION 6.  Change in Control.

         If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control" of the Company):

                  (a) the "beneficial ownership," as defined in Rule 13d-3 under the Exchange Act, of securities representing more than a majority of the combined voting power of the Company are acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) Scott M. Niswonger or any member of his Immediate Family (as defined below), or (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

                  (b) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

                (c) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), any Option, SAR, and share of Restricted Stock awarded pursuant to this Plan shall be exercisable or otherwise nonforfeitable in full, as applicable, whether or not otherwise exercisable or forfeitable.

         Following the Acceleration Date, (i) the Committee shall, in the case of a merger, consolidation, or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for awards, and to the amount and kind of shares or other securities or property receivable upon exercise or other realization of any outstanding awards after the effective date of such transaction, and, if applicable, the price thereof, and (ii) the Committee may in its discretion (unless proscribed with respect to certain Grantees), permit the cancellation of outstanding Options, SARs, and Restricted Stock in exchange for a cash payment in an amount equal to the Spread. The term "Spread" as used herein shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the highest Fair Market Value per share of Common Stock during the sixty-day period preceding the Acceleration Date over (B) the Option Price per share of Common Stock at which such Option, SAR, or Restricted Stock is exercisable, by (ii) the number of shares of Common Stock with respect to which the Option, SAR, or Restricted Stock is being exercised.

         Notwithstanding the foregoing, no participant subject to the reporting requirements of Section 16(a) of the Exchange Act shall be eligible to receive a cash payment in respect of any award held for less than six months prior to exercise.

         For purposes of this Section 6, "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and shall include adoptive relationships.

SECTION 7.  Amendment or Discontinuance.

         The Board of Directors may, at any time amend, rescind or terminate the Plan, as it shall deem advisable; provided, however, that (i) no change may be made in any Option previously made under the Plan which would impair the recipients' rights without their consent; (ii) no amendment to the Plan may be made without approval of the Company's shareholders if the effect of the amendment would be to: (a) materially increase the number of shares reserved hereunder or benefits accruing to participants under the Plan, (b) materially change the requirements for eligibility under Section 3 hereof, or (c) materially modify the method for determining the number of options granted under
Section 4 hereof, except that any such increase or modification that results from adjustments authorized by the first paragraph of Section 5 shall not require such approval; and (iii) no amendment may be made to the Plan within six
(6) months of a prior amendment, except as required for compliance with the Internal Revenue Code of 1986, as amended from time to time, or the rules thereunder.

SECTION 8.  Effective Date and Term of Plan.

         The Plan shall become effective as of the date of the Distribution Agreement dated as of ________________, 1998, by and between the Company and Landair Services, Inc., a Tennessee corporation, subject to the approval of a majority of the shareholders of the Company. Options granted prior to termination of the Plan, shall, notwithstanding termination of the Plan, continue to be effective and shall be governed by the Plan.

SECTION 9.  Governing Law.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Tennessee pertaining to contracts made and to be performed wholly within such jurisdiction.